As filed with the Securities and Exchange Commission on July 23, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

OREXIGEN THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	65-1178822
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3344 N. Torrey Pines Ct., Suite 200

La Jolla, California 92037

(858) 875-8600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael A. Narachi

President and Chief Executive Officer

Orexigen Therapeutics, Inc.

3344 N. Torrey Pines Ct., Suite 200

La Jolla, California 92037

(858) 875-8600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Charles K. Ruck, Esq. Cheston J. Larson, Esq. Latham & Watkins LLP 12636 High Bluff Drive Suite 400 San Diego, CA 92130 (858) 523-5400	Heather D. Turner, Esq. Vice President, General Counsel and Secretary Orexigen Therapeutics, Inc. 3344 N. Torrey Pines Ct., Suite 200 La Jolla, California 92037 (858) 875-8600

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ File No. 333-159015

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	$11,250,000(1)	$628

(1)	Based on the public offering price. The registrant previously registered securities at an aggregate offering price not to exceed $75,000,000 on a Registration Statement on Form S-3 (File No. 333-159015), which was declared effective on May 14, 2009. In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $11,250,000 is hereby registered, which includes shares issuable upon exercise of the underwriter’s over-allotment option.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE

This registration statement is being filed to register additional shares of our common stock, par value $0.001 per share, with an aggregate public offering price not to exceed $11,250,000, pursuant to Rule 462(b) of the Securities Act of 1933, as amended. This registration statement relates to our registration statement on Form S-3 (File No. 333-159015), which was declared effective by the Securities and Exchange Commission on May 14, 2009. In accordance with Rule 462(b), this registration statement incorporates by reference our registration statement on Form S-3 (File No. 333-159015), including all amendments, supplements and exhibits thereto and all information incorporated by reference therein, other than the exhibits included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. Exhibits.

Exhibit Number	Description

5.1	Opinion of Latham & Watkins LLP (incorporated by reference to Exhibit 5.1 to Registration Statement No. 333-159015 filed with the Securities and Exchange Commission on May 6, 2009)

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in the signature page to Registration Statement No. 333-159015)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 23rd day of July, 2009.

OREXIGEN THERAPEUTICS, INC.

By:	/s/ Michael A. Narachi
Michael A. Narachi President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael A. Narachi and Graham Cooper and each of them acting individually, as his true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement filed herewith and any and all amendments to said Registration Statement (including post-effective amendments and any related registration statements thereto filed pursuant to Rule 462 and otherwise), and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Michael A. Narachi Michael A. Narachi	President, Chief Executive Officer and Director (Principal Executive Officer)	July 23, 2009

/s/ Graham K. Cooper Graham K. Cooper	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	July 23, 2009

/s/ * Eckard Weber, M.D.	Chairman of the Board of Directors	July 23, 2009

/s/ * Louis C. Bock	Director	July 23, 2009

/s/ * Brian H. Dovey	Director	July 23, 2009

Signature	Title	Date

/s/ * Joseph S. Lacob	Director	July 23, 2009

/s/ * Patrick J. Mahaffy	Director	July 23, 2009

/s/ * Michael F. Powell, Ph.D.	Director	July 23, 2009

/s/ * Daniel K. Turner III	Director	July 23, 2009

*By:	/s/ Michael A. Narachi
Michael A. Narachi Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Latham & Watkins LLP (incorporated by reference to Exhibit 5.1 to Registration Statement No. 333-159015 filed with the Securities and Exchange Commission on May 6, 2009)

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in the signature page to Registration Statement No. 333-159015)